                                                               EXHIBIT 99.2
























                             AMENDED AND RESTATED
                            IMPLEMENTATION AGREEMENT

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
   RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    1.  Elliott Good Faith Deposit . . . . . . . . . . . . . . . . . . . . 2
    2.  Court Approval . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    3.  Withdrawal of Syntek as General Partner  . . . . . . . . . . . . . 3
    4.  Resolution of Net Exit Fee Owed to Syntek and Other Dispute. . . . 4
    5.  Financing Terms of Net Partnership Payment to Syntek . . . . . . . 5
    6.  Consensus Successor General Partner  . . . . . . . . . . . . . . . 7
        A.  Purchase Price of General Partnership Interests . . . .  . . . 7
        B.  Payment Terms for General Partnership Interest . . . . . . . . 7
        C.  Redemption of Elliott General Partnership Interest . . . . . . 8
        D.  Term of NRGP . . . . . . . . . . . . . . . . . . . . . . . . . 9
        E.  Fee Compensation . . . . . . . . . . . . . . . . . . . . . . . 10
            i.   Asset Management Fee.   . . . . . . . . . . . . . . . . . 10
            ii.  Property Disposition Fees   . . . . . . . . . . . . . . . 10
            iii. Offset for Advance Payments to NRG  . . . . . . . . . . . 11
        F.  Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
        G.  Services to the Partnership  . . . . . . . . . . . . . . . . . 12
        H.  Powers of NRGP . . . . . . . . . . . . . . . . . . . . . . . . 12
    7.  Partnership Agreement Amendments . . . . . . . . . . . . . . . . . 12
    8.  Proxy Statement/Consent Solicitation . . . . . . . . . . . . . . . 12
    9.  Role of Mr. Elliott  . . . . . . . . . . . . . . . . . . . . . . . 13
   10.  Special Tax Counsel  . . . . . . . . . . . . . . . . . . . . . . . 14
   11.  Indemnification of the Committee . . . . . . . . . . . . . . . . . 14
   12.  Mutual Releases  . . . . . . . . . . . . . . . . . . . . . . . . . 14
   13.  Acceptance and Acknowledgment by NRGP  . . . . . . . . . . . . . . 14
   14.  Binding Agreement; Supervising Judge's Powers  . . . . . . . . . . 14
   15.  Compounding of Interest  . . . . . . . . . . . . . . . . . . . . . 15
   16.  Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . 15
   17.  Representations and Warranties . . . . . . . . . . . . . . . . . . 15
   18.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16


                                                                          PAGE
                                                                          ----
   19.  Press Release  . . . . . . . . . . . . . . . . . . . . . . . . . .16
   20.  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . .16
   21.  "All-or-None" Deal . . . . . . . . . . . . . . . . . . . . . . . .16
   22.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .17
        A.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .17
        B.  Successors and Assigns . . . . . . . . . . . . . . . . . . . .17
        C.  Entire Agreement; No Oral Agreements . . . . . . . . . . . . .17
        D.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .17
            i.   Syntek  . . . . . . . . . . . . . . . . . . . . . . . . .18
            ii   Partnership   . . . . . . . . . . . . . . . . . . . . . .18
            iii. Committee   . . . . . . . . . . . . . . . . . . . . . . .18
            iv.  Mr. Elliott, or NRGP  . . . . . . . . . . . . . . . . . .18
        E.  Automatic Termination  . . . . . . . . . . . . . . . . . . . .19
        F   Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . .19
        G.  Interpretation . . . . . . . . . . . . . . . . . . . . . . . .19
        H.  Delays or Omissions  . . . . . . . . . . . . . . . . . . . . .19
        I.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .19
        J.  Severability . . . . . . . . . . . . . . . . . . . . . . . . .19
        K.  Ambiguities  . . . . . . . . . . . . . . . . . . . . . . . . .20



EXHIBITS

Exhibit A        Schedule of Secured Properties
Exhibit B        Example of Paragraph 6.C.iii
Exhibit C        Form of Press Release

                              AMENDED AND RESTATED
                            IMPLEMENTATION AGREEMENT


         This Amended and Restated Implementation Agreement ("Agreement"), dated as of February 20, 1996, is made by and among, Syntek Asset Management, L.P. ("Syntek"), the general partner of National Realty, L.P. (the "Partnership"), the Partnership, the National Realty, L.P. Oversight Committee (the "Committee"), William H. Elliott ("Mr. Elliott"), and NRGP, Inc. ("NRGP"), and shall be effective on the parties on the terms set forth herein. This Agreement is intended to amend and restate the Implementation Agreement, dated as of January 27, 1995 (the "Implementation Agreement"), as amended by the First Amendment to the Implementation Agreement, dated as of February 27, 1995 ("First Amendment").

                                    RECITALS

         A. Pursuant to a Settlement Agreement, dated as of May 9, 1990, the plaintiffs, Joseph B. Moorman, et. al., and defendants, the Partnership, National Operating, L.P., Syntek, Gene E. Phillips, William S. Friedman, Robert
A. McNeil, and Shearson Lehman Hutton, Inc., successor-in-interest to defendant E.F. Hutton & Company, Inc., agreed to settle a class action litigation matter, filed in the Superior Court of the State of California in and for the County of San Mateo, No. 322135, captioned as Moorman, et. al. v. Southmark Corporation, et. al.

         B.      In furtherance of the procedures set forth in Sections 6.3 and
6.4 of the Settlement Agreement, with the intent to clarify any ambiguities in the Settlement Agreement, Syntek and the Committee desire to proceed with the election of a successor general partner to Syntek, as general partner of the Partnership, on the terms and conditions set forth in this Agreement. The Partnership agrees to be bound by the terms and conditions set forth herein.

         C. Syntek and the Committee have agreed that if Syntek nominates NRGP on the terms and conditions set forth in this Agreement, the Committee will not (i) propose a candidate to run against NRGP and (ii) will stipulate that NRGP is not an Affiliate (as defined in the Settlement Agreement) of Syntek and Messrs. Phillips and Friedman and their affiliates.

         D. Mr. Elliott, on behalf of himself and NRGP, has agreed to stand for election as the successor general partner on the terms and conditions set forth herein.

         E. On June 30, 1995, in compliance with paragraph 3 of the Implementation Agreement, Syntek and the Committee jointly moved the court for tentative approval of the Implementation Agreement and approval of the notice to be sent to class members.

On July 19, 1995, the Supervising Judge notified the Committee that he had certain concerns he wanted addressed prior to providing his tentative approval. In addition, the parties desired to modify certain other provisions. The provisions set forth herein set forth both (i) the parties' response to the Supervising Judge's concerns and (ii) amendments to the terms of the Implementation Agreement and First Amendment deemed mutually beneficial by the parties.

         F. Syntek and the Committee have agreed to submit this Agreement to the Supervising Judge, the Honorable Thomas Jenkins, for the approval of the court on the terms and conditions set forth in paragraph 2 of this Agreement.

         G. Syntek, the Committee, the Partnership and Mr. Elliott, on behalf of himself and NRGP, now desire to set forth their intentions and agreements with respect to the terms and conditions relating to having NRGP stand for election as the successor general partner to Syntek.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Syntek, the Committee, the Partnership and Mr. Elliott, on behalf of himself and NRGP, hereto agree as follows:

                                   AGREEMENT

         1. Elliott Good Faith Deposit. The parties acknowledge that Mr. Elliott, on behalf of himself and NRGP, delivered $100,000 in readily available funds (the "Good Faith Deposit") to Commonwealth Land Title Company (the "Escrow Agent"). The parties acknowledge that Syntek, the Committee and Mr. Elliott delivered a tri-party instruction letter, dated May 17, 1995 ("Tri-Party Instruction Letter"), to the Escrow Agent with respect to the Good Faith Deposit. The parties agree that the Escrow Agent shall pay the Good Faith Deposit, plus any interest thereon, to the Partnership if NRGP fails to stand for election as successor general partner for any reason other than the following:

                 A. The termination of this Agreement by (i) the Supervising Judge or (ii) any party to this Agreement, other than Mr. Elliott, or NRGP;

                 B.      The death of Mr. Elliott; and

                 C. The incapacity of Mr. Elliott to perform the duties of the controlling person of NRGP.

                 The parties agree that Mr. Elliott shall be entitled to receive the Good Faith Deposit, plus any interest thereon, upon the earlier of
(i) the events set forth in paragraphs 1.A, B and C above or (ii) final tabulation of the votes of the limited partners of the Partnership related to the proposed election of NRGP as successor general partner (the "Vote Tabulation"). The parties acknowledge that the Escrow Agent shall be required to make this payment after the Vote Tabulation regardless if NRGP is, or is not, elected as the successor general partner.

                 The parties acknowledge that, pursuant to the Tri-Party Instruction Letter, Mr. Elliott, Syntek, the Committee and the Partnership shall submit any dispute related to the payment of the Good Faith Deposit to the Supervising Judge and shall be bound by the Supervising Judge's order. The parties acknowledge that, pursuant to the Tri-Party Instruction Letter, the Escrow Agent shall be entitled to rely on (i) the Supervising Judge's order with respect to payment of the Good Faith Deposit or (ii) instructions signed by Syntek, the Committee and Mr. Elliott. The parties acknowledge that, pursuant to the Tri-Party Instruction Letter, the Partnership shall indemnify the Escrow Agent.

         2. Court Approval. Promptly after execution of this Agreement by all of the parties, Syntek and the Committee jointly shall move the court for tentative approval of this Agreement and approval of the notice to be sent to class members. Syntek shall cause the Partnership to transmit the notice to class members at the time and in the manner directed by the court. Thereafter, following receipt of any comments or objections from class members, Syntek and the Committee shall submit to the court all comments and objections received and shall serve the other parties hereto, and a final hearing on the approval of this Agreement shall be scheduled as the court directs. If the court desires that the parties to the Agreement follow any other procedures not set forth herein, the parties agree to use their best efforts to follow such procedures upon notification from the court. Each party's obligation to proceed with the terms and conditions set forth in this Agreement is subject to the court issuing an appropriate court order approving this Agreement, the implementation of the terms set forth herein, and finding that (i) the election of NRGP upon the terms set forth herein are all in the best interest of the class members, (ii) it would be proper and appropriate for NRGP to execute a document acknowledging that the Partnership entered into the indemnification agreement and releases, which are the subject of paragraph 13 of this Agreement, and (iii) this Agreement and the terms contemplated herein are not inconsistent with the Settlement Agreement. Paragraph 14 herein shall govern after the court's tentative approval of this Agreement as set forth in this paragraph 2.

         3. Withdrawal of Syntek as General Partner. The Settlement Agreement provides that Syntek's resignation shall take effect upon NRGP (or any other successor general partner) being duly elected and taking office. Syntek's withdrawal, as general partner of the Partnership, shall comply with
Section 17.2 of the First Amended and Restated Agreement of Limited Partnership, dated as of January 29, 1987, as amended on May 14, 1990 ("Partnership Agreement"), except for the 180-day notice period, which shall be shortened pursuant to (i) a valid amendment to the Partnership Agreement, or
(ii) a valid waiver of this provision, by the limited partners of the Partnership. In addition to the requirement set forth in Section 17.2.3 of the Partnership Agreement that a majority of the outstanding Units vote for NRGP as the successor general partner, the following votes shall be obtained:

                 A. A majority of the outstanding Units shall approve Syntek's Exit Fee calculation (as defined in paragraph 4.C.ii below); and

                 B. Unitholders representing a majority of the Units held by persons who are not affiliates of Syntek, or Syntek's affiliates ("Non-Affiliated Unitholders") who vote, must vote for NRGP as the successor general partner, in order for NRGP to be elected as successor general partner of the Partnership. As set forth in Section 17.2.3 of the Partnership Agreement, if elected, NRGP shall be admitted as a general partner immediately prior to the withdrawal of Syntek as general partner. If the required vote is not obtained, the provisions set forth in paragraph 21 herein shall apply. Syntek shall cause its affiliates, including the ART Group, to vote in favor of any vote required by this Agreement.

         4.      Resolution of Net Exit Fee Owed to Syntek and Other Disputes.

                 A. In the Implementation Agreement, the parties had reserved to the Supervising Judge the determination of (i) the Exit Fee (as defined below) and (ii) certain amounts owed, if any, by Syntek and its affiliates to the Partnership related to two matters (the "Two Disputes").

                 B. Syntek and the Committee, after months of negotiation, reached an agreement on the Exit Fee and the Two Disputes, for the purposes of this Agreement only, and without constituting a waiver or abandonment of any position that Syntek or the Committee might otherwise assert if NRGP is not elected on the terms set forth in this Agreement.

                 C. Subject to the provisions set forth in paragraph 21 herein, the Committee approves of the following:

                         i.       The Partnership shall pay Syntek the amount of
$12,471,500 pursuant to the terms of the promissory note described below in paragraph 5 ("Net Partnership Payment to Syntek");

                         ii.      The Net Partnership Payment to Syntek
represents the "fair market value" of the "interest" of Syntek, calculated by Syntek, pursuant to Section 17.10 of the Partnership Agreement, as clarified by
Section 6.5 of the Settlement Agreement (the "Exit Fee") minus the principal and interest due on Syntek's note given to the Partnership as partial consideration for its 1% general partnership interest in the Partnership. The Net Partnership Payment to Syntek also includes resolution of the Two Disputes by the Committee's withdrawal, with prejudice, of the Two Disputes.

                 D. Subject to the provisions set forth in paragraph 21 herein, Syntek agrees that the payment of the Net Partnership Payment to Syntek on the terms set forth herein shall fully satisfy the Partnership's obligation to Syntek related to the Exit Fee and that Syntek shall have no further claim against the Partnership related to the Exit Fee, other than as expressly set forth in the promissory note from the Partnership to Syntek (as set forth in paragraph 5 below).

                 E. The Partnership Agreement shall be amended to preclude any Exit Fees being paid to NRGP, or any other successor general partner, other than (i) the redemption of the general partner's interest on the terms set forth in paragraph 6.C herein and (ii) the payment of any accrued but unpaid compensation owed to the general partner for the services set forth in paragraph 6.E herein, each as set forth in the Amended and Restated Partnership Agreement referred to in paragraph 7 herein.

         5. Financing Terms of Net Partnership Payment to Syntek. After NRGP is admitted as a general partner of the Partnership and simultaneously with Syntek's withdrawal as general partner of the Partnership, the Partnership shall deliver to Syntek the Partnership's promissory note in the amount of $12,471,500 with the following terms (the "Partnership Note to Syntek"):

                 A. Scheduled principal payments (in cash) in the following amounts on the following due dates:

                      Due Date                          Principal Payment
                      --------                          -----------------
         60 calendar days from the date                    $ 3,741,450
         NRGP is admitted as a general                    (30% of Note)
         partner of the Partnership

         The first anniversary of the date                 $ 1,870,725
         NRGP is admitted as a general                    (15% of Note)
         partner of the Partnership

         The second anniversary of the date                $ 1,870,725
         NRGP is admitted as a general                    (15% of Note)
         partner of the Partnership

         The third anniversary of the date                 $ 4,988,600
         NRGP is admitted as a general                    (40% of Note)
         partner of the Partnership

         Total principal payments                          $12,471,500
                                                           ===========

                 B. Notwithstanding the schedule of principal payments set forth above, if the Partnership obtains cash from any of the following activities:

                          i.      Sales of Partnership properties ("Property
Sales Proceeds"),

                          ii.     Refinancing proceeds ("Refinancing
Proceeds"), or

                          iii.    The release of cash or short-term investments
supporting any letter of credit in connection with the REMIC financing for Garden Capital, L.P., a second-tier subsidiary partnership of the Partnership ("REMIC Letter of Credit Proceeds"), then,

Syntek shall be entitled to receive a mandatory prepayment of principal equal to 2/3 of the cash proceeds obtained by the Partnership from Property Sales Proceeds, Refinancing Proceeds and REMIC Letter of Credit Proceeds net of expenses, fees and required reserves (collectively referred to herein as "Available Cash"). Each such payment is referred to herein as a "Mandatory Principal Prepayment." Each Mandatory Principal Prepayment made to Syntek shall reduce the amount owed by the Partnership on the next scheduled principal payment. Notwithstanding anything else herein, if the general partner determines in good faith (and certifies such to Syntek) that amounts obtained from the activities set forth above are needed by the Partnership so as not to hinder the Partnership's ability to meet its current and projected financial obligations, then such amounts shall not constitute "Available Cash."

                 C. Monthly interest payments on the outstanding principal balance, payable in arrears, beginning on the first day of each month following the date NRGP is admitted as a general partner of the Partnership, and continuing each month thereafter until the principal amount has been paid in full, at the rate of 8-1/2% per annum.

                 D. The failure by the Partnership to make a scheduled principal or interest payment under paragraph 5.A or 5.C above shall not constitute an event of default under the note if the general partner of the Partnership determines in good faith (and certifies such to Syntek) that such payment would hinder the Partnership's ability to meet its current and projected financial obligations. The Partnership shall be required to make any postponed principal or interest payments within 15 days from the general partner's determination in good faith that such payment or payments would not hinder the Partnership's ability to meet its current and projected financial obligations ("Delayed Payment Obligation"). The Partnership's failure to make a Delayed Payment Obligation shall be an event of default under the note.

                 E. The note shall be without recourse to the Partnership.

                 F. The note shall be secured by liens, subordinate to any existing liens, on the properties set forth on Exhibit A to this Agreement (the "Secured Properties"). As of December 31, 1995, the combined equity in the Secured Properties was equal to approximately 100% of the face amount of the note. Upon an event of default under the note, Syntek shall be entitled to accelerate the principal due on the note and foreclose on the Secured Properties. As set forth above in paragraph 5.D, the note shall be without recourse to the Partnership and the Partnership shall not be liable for any deficiency after Syntek's foreclosure action on the Secured Properties. The documents securing Syntek's interest in the Secured Properties shall contain a provision requiring Syntek to release its security interest in a Secured Property if the general partner determines in good faith and certifies to Syntek that such property should be sold or refinanced so as not to hinder the Partnership's ability to meet its current and projected financial obligations. Upon such determination and certification by the general partner, Syntek shall be required to release its security interest, whether or not the proceeds from such sale or refinancing would constitute Available Cash. In addition, upon Syntek's release of its security interest in a Secured Property, Syntek shall not be entitled to receive any substitute collateral in exchange for the released property. Finally, the documents securing Syntek's interest in the Secured Properties shall, to the extent feasible, provide for the partial release of the Secured Properties as the outstanding principal balance on the note is reduced.

         6. Consensus Successor General Partner. The successor general partner shall be NRGP, Inc., a recently organized California corporation controlled by Mr. Elliott. Syntek shall nominate NRGP as the successor general partner of the Partnership. NRGP must have a net worth sufficient for special tax counsel to render the tax opinion referred to in paragraph 10 below. The Committee hereby stipulates that NRGP is not an "Affiliate" (as defined in the Settlement Agreement) of Syntek, Messrs. Phillips and Friedman and their affiliates. Syntek and all of its affiliates, including the ART Group, shall vote all of their limited partnership Units of the Partnership for the election of NRGP as the successor general partner. The terms related to NRGP becoming the successor general partner are set forth below.

                 A.       Purchase Price of General Partnership Interests.
NRGP shall purchase a 1% general partnership interest in the Partnership and a 1% general partnership interest in the operating partnership (National Operating, L.P.) for an aggregate 1.99% combined direct and indirect interest in the Partnership and operating partnership. The purchase price for the 1.99% interest shall be equal to (i) the Market Capitalization (defined below) multiplied by (ii) 2.03% (the "NRGP Purchase Price").

                 "Market Capitalization" shall mean (i) $10.00(1) multiplied by
(ii) the number of Units outstanding as of the date NRGP is elected successor general partner of the Partnership.

                 B. Payment Terms for General Partnership Interest. NRGP shall pay for the 1.99% interest with a combination of (i) cash and (ii) a promissory note ("NRGP Note"). The mix of cash and the NRGP Note shall be satisfactory to special tax counsel and shall be based upon amounts, in the judgment of tax counsel, necessary for special tax counsel to render the tax opinion referred to in paragraph 10 below. The NRGP Note shall bear interest at the rate of 8-1/2% per year. A portion of any cash

__________________________________

(1) ALL PER UNIT PRICES AND NUMBER OF OUTSTANDING UNITS HAVE BEEN ADJUSTED TO REFLECT THE 3 FOR 1 FORWARD SPLIT OF THE UNITS PROVIDED TO THE PARTNERSHIP'S UNITHOLDERS OF RECORD ON JANUARY 2, 1996.

distributions to NRGP, or any successor general partner, shall be applied (as set forth in the rest of this paragraph) to reduce the outstanding balance on the NRGP Note, or any similar successor general partner note, as applicable. NRGP, or any successor general partner, shall make payments on the NRGP Note, or any similar successor general partner note, equal to the following formula:

                    C x %F x 2/3

Where,

C = The amount of cash to be distributed on a per Unit equivalent basis; and

%F = The original percentage of the NRGP Note (or successor general partner note) financed in relation to NRGP Purchase Price (or successor general partner purchase price).

For example: If NRGP originally financed 90% of NRGP Purchase Price, NRGP shall repay the NRGP Note out of cash distributions in an amount equal to 90% multiplied by 2/3, or 60% of the cash distribution that NRGP would have been entitled to receive, if the entire distribution was made in cash. Accordingly, if a cash distribution to NRGP would have been $100, NRGP shall pay $60 towards repayment of the NRGP Note, and shall be entitled to $40 in cash.

                C. Redemption of Elliott General Partnership Interest. Upon the termination of NRGP as the general partner of the Partnership, the Partnership shall redeem NRGP's 1.99% general partnership interest based on the following calculations:

                          i.      The Market Capitalization (which shall be
based on the average closing prices of the Units for the 20 trading days occurring prior to the public announcement of the termination of NRGP as general partner) shall be calculated (the "New Market Capitalization"). Then, the New Market Capitalization shall be multiplied by 2.03%.

                          ii.     If the amount determined in subparagraph i
above is equal to or less than NRGP Purchase Price multiplied by two, that amount shall be the redemption price for NRGP's general partnership interest.

                          iii.    If the amount determined in subparagraph i
above is greater than NRGP Purchase Price multiplied by two, the amount of the redemption price for NRGP general partnership interest shall be the sum of the following (an example is set forth as Exhibit B to this Agreement):

                                  a.       NRGP Purchase Price multiplied by
1.33; and

                                  b.       The New Market Capitalization
multiplied by 0.67%.

                          iv.     If the redemption price is greater than the
NRGP Purchase Price plus accrued and unpaid interest, the Partnership shall pay NRGP the net difference (the "Net Redemption Amount") as follows:

                                  a.       One-third of the Net Redemption
Amount, in cash, on the day of the termination of the NRGP general partnership interest;

                                  b.       Two-thirds of the Net Redemption
Amount, in the form of a promissory note, with interest at the rate of 8-1/2% per year. This note shall be payable in two installments. The first installment shall be due 12 months from the date of the note and shall be equal to 50% of the principal amount of the note plus accrued interest. The second and last installment shall be due 24 months from the date of the note and shall be equal to the balance of the principal amount plus accrued interest.
Provided the Partnership has sufficient equity in assets available for encumbrance (including unencumbered assets, or subordinate positions in encumbered assets), the promissory note shall be secured with an initial loan to value ratio of 70%. Upon payment of the first installment, collateral shall be released so that the loan to value ratio shall be 70% at that time.

                D.       Term of NRGP.

                         i.       Syntek and its affiliates, including but not
limited to the ART Group, shall not under any circumstances vote their Units in any manner in an action related to the removal of NRGP as general partner for 36 months from the date NRGP takes office, unless such removal is for cause. Syntek also covenants for a period of 36 months from NRGP taking office, that it shall not become the successor general partner to NRGP or any successor partner to NRGP, if NRGP is removed without cause within 36 months from taking office, if any of Syntek's or the ART Group's transferees (other than Rule 144(e) transferees) vote for such removal. NRGP, as successor general partner, shall have all legal and equitable rights to enforce the provisions set forth herein.

                         The following provisions of the Partnership Agreement
shall be incorporated into the Amended and Restated Partnership Agreement:

                                  a.       Section 16.3A, requiring Unitholders
holding 50% of the total outstanding Units to vote for the removal of the general partner;

                                  b.       Section 17.1, requiring a successor
general partner to be elected prior to the removal of the general partner; and

                                  c.       Section 16.3.3, requiring
Unitholders holding 66-2/3% of the total outstanding Units to vote for the successor general partner.

                          ii.     The limited partners, including Syntek and
its affiliates, may remove NRGP, without cause, in accordance with the terms of the Amended and Restated Partnership Agreement at any time after the first 36 months.

                          iii.    If Syntek and its affiliates vote with the
limited partners to remove NRGP without cause, and such removal is successful, during the period of time beginning on the first day of the 37th month after NRGP becomes the general partner, and ending on the last day of the 48th month after NRGP becomes the general partner, Syntek shall pay, or shall cause its affiliates to pay, $750,000 in cash to the Partnership (the "Removal Fee"). The Partnership shall make a special distribution to all of the Unitholders in an amount equal to the Removal Fee.

                 E. Fee Compensation. NRGP or, at NRGP's election, any affiliate of NRGP shall be entitled to receive the following fees:

                          i.      Asset Management Fee.

                                  a.       An asset management fee equal to
$20,000 per month, paid monthly in advance (the "Base Asset Management Fee");
and

                                  b.       An additional annual asset
management fee equal to the amount, if any, by which (i) the aggregate of 1/36 of 1% of the Market Capitalization calculated monthly and added together for each calendar month in a calendar year exceeds the Base Asset Management Fee for such year (the "Incentive Asset Management Fee").

                                  c.       The Base Asset Management Fee and
Incentive Asset Management Fee shall be calculated from January 1, 1996, regardless of the date NRGP becomes successor general partner.

                          ii.     Property Disposition Fees.

                                  a.       A disposition fee equal to 0.5% of
the gross sales price of the asset; and

                                  b.       An incentive disposition fee equal
to 10% of the amount, if any, by which the gross sales price of any property or asset sold by the Partnership exceeds 110% of the "adjusted cost" of such property or asset. The "adjusted cost" would be modified to reflect property values at December 31, 1995, with value calculated using the Partnership's "Reevaluation Equity." "Reevaluation Equity" shall mean the difference between the 1995 appraised value of the Partnership's real estate, adjusted to reflect the Partnership's estimate of disposition costs, and the face amount of mortgage notes payable and accrued interest, if any, encumbering such real estate.

                                  c.       Both of the Property Disposition
Fees shall be paid annually, based on sales made for that year.

                                  d.       Both Property Disposition Fees shall
be calculated from January 1, 1996, regardless of the date NRGP becomes successor general partner.

                          iii.    Offset for Advance Payments to NRGP.

                                  If NRGP becomes successor general partner,
the fees owed to NRGP pursuant to paragraphs 6.E.i and ii herein shall be offset by the $10,000 per month payments made to NRGP pursuant to paragraph 9 herein from the period from and after January 1, 1996.

                 F. Options.(2) Effective as of the date of taking office, the Partnership shall grant options to purchase a total of 120,000 Units to NRGP, Mr. Elliott or to an affiliate of Mr. Elliott or NRGP in such percentages or number of Units as NRGP determines in its sole discretion. The exercise price for the options will be as follows:

                          60,000 Units                 @ $13.33 per Unit
                          60,000 Units                 @ $15.00 per Unit


                 The options shall be fully vested on the date of issuance and shall be exercisable 6 months from the date of issuance. Any unexercised options will expire 4 years from the date of issuance (subject to the provisions set forth below):

                          i.      If NRGP is removed for cause during the first
12 months, all unexercised options shall be forfeited;

                          ii.     If NRGP is removed for cause after the first
12 months and before the last day of the 24th month, the optionholder shall be entitled to exercise up to 50% of the unexercised options within 30 days from the removal date; and

                          iii.    If NRGP is removed for cause after the 24th
month, the optionholder shall be entitled to exercise up to 100% of the unexercised options within 30 days from the removal date.

                          The options shall be subject to customary
anti-dilution protection. In addition, the exercise price will be reduced, dollar for dollar, on a per Unit basis, for all distributions made by the Partnership during the terms of the options in excess of 85% of the Partnership's "Funds Available for Distribution" (as such term shall be defined in the Option Agreement or Amended and Restated Partnership Agreement).





__________________________________

(2)      See fn. 1.

                G.       Services to the Partnership.

                         i.      NRGP shall agree that the parties currently
performing asset management (Basic Capital Management, Inc.), property management (Carmel Realty Services, Ltd., and its subcontractors) and brokerage (Carmel Realty, Inc.) services shall continue to perform such services for the Partnership unless NRGP determines that another party can perform such services at least as well and upon more advantageous terms to the Partnership. NRGP shall be entitled to discontinue such services and to cancel these contracts upon 75 days notice after making this determination.

                         ii.     NRGP and/or any parties controlled by NRGP or
members of Mr. Elliott's family shall not directly or indirectly receive any compensation from the Partnership in excess of the compensation provided herein.

                H. Powers of NRGP. Except as otherwise restricted herein, NRGP shall have all powers and responsibilities concerning the management and control of the Partnership that are currently set forth in
Section 15 of the Partnership Agreement.

         7. Partnership Agreement Amendments. The Partnership Agreement will be amended and restated to (i) be updated and (ii) implement the provisions set forth herein (the "Amended and Restated Partnership Agreement"). The amendments to the Partnership Agreement shall be approved by Syntek, as general partner, as appropriate. In addition, Syntek and its affiliates, including the ART Group, shall vote their Units in favor of any of the amendments which require the vote of the Unitholders. Finally, whether or not required by the Partnership Agreement, or by law, a majority of the Units held by the Non-Affiliated Unitholders who vote, must vote in favor of the amendments. If the required vote is not obtained, the provisions set forth in paragraph 21 shall apply. All of the compensation provisions for the general partner of the Partnership in the Amended and Restated Partnership Agreement shall be conformed to the compensation provided to NRGP as set forth herein.

        8. Proxy Statement/Consent Solicitation. Syntek shall prepare, or shall cause the Partnership to prepare, a Proxy Statement/Consent Solicitation pursuant to the requirements of the Securities and Exchange Commission ("SEC") and all applicable state laws. The Partnership shall pay for all of the costs related thereto. The Committee, NRGP and their attorneys and agents shall be entitled to review and comment upon all documents to be submitted to the SEC or any other regulatory agencies. However, the Proxy Statement/Consent Solicitation shall specify that the Committee and NRGP each:

                         i.      Makes no representation regarding the
information set forth in the Proxy Statement/Consent Solicitation (other than as set forth in subparagraph ii below);

                        ii. Has not participated in the preparation of the Proxy Statement/Consent Solicitation (other than supplying information to Syntek, in writing, specifically for use in the Proxy Statement/Consent Solicitation); and

                        iii. Assumes no legal responsibility for the information contained in the Proxy Statement/Consent Solicitation.

                 The Committee and NRGP shall not have any prior approval rights regarding Syntek's decision to file any documents with the SEC or any other regulatory agency. However, the Committee shall be entitled to petition the Supervising Judge to prevent Syntek from making any filing with the SEC, or other applicable regulatory agency. The Supervising Judge shall be required to order Syntek not to make such filing if the Supervising Judge finds that (i) the Committee's objections are material to the solicitation of the Unitholders or (ii) the Committee has not had adequate time to review the documents to be filed. Syntek shall be entitled to represent in the Proxy Statement/Consent Solicitation that the Committee has approved NRGP as the successor general partner. The Committee shall be entitled to request that Syntek include statements attributable to the Committee in the Proxy Statement/Consent Solicitation. Syntek shall be entitled to refuse to include such statements in the Proxy Statement/Consent Solicitation, unless the Supervising Judge, after petition by the Committee, orders such statements to be included. Syntek shall use its best efforts to solicit the Unitholders to vote for NRGP and for the amendments to the Partnership Agreement.

                 The Partnership shall pay all costs associated with any proxy solicitations. Syntek shall use its best efforts to cause the SEC and any other applicable regulatory agency to approve the Proxy Statement/Consent Solicitation. The Committee, NRGP and their agents and attorneys shall have no right to be present at any meetings with the SEC or any other regulatory agencies.

         9. Role of Mr. Elliott. Mr. Elliott shall be the point person responsible for causing the parties to (i) enter into the additional agreements contemplated by this Agreement, as set forth in paragraph 16; and (ii) conduct the proxy solicitation contemplated herein. Mr. Elliott shall not personally conduct the proxy solicitation. Commencing with execution of the Implementation Agreement, the Partnership shall pay the reasonable fees and expenses of counsel retained by Mr. Elliott to assist him in this process and for his due diligence, not to exceed a cap of $125,000, unless the excess is approved by the Supervising Judge. In addition, commencing with execution of the Implementation Agreement, the Partnership shall pay Mr. Elliott his reasonable out-of-pocket expenses related to this process and for his due diligence, not to exceed a cap of $50,000. NRGP began receiving payments in the amount of $10,000 per month (from the Partnership) beginning on May 1, 1995, and shall be entitled to continue to receive $10,000 per month (from the Partnership) until the Vote Tabulation. See paragraph 6.E.iii for the Partnership's right to offset a portion of these payments against other fees owed to NRGP. In all situations, the Partnership shall pay the reasonable fees and costs of special tax counsel, as set forth below in paragraph 10.

         10. Special Tax Counsel. NRGP, as the proposed successor general partner, shall select special tax counsel to the Partnership who is reasonably acceptable to Syntek and the Committee. The Partnership shall pay all of the reasonable fees and costs of such special tax counsel. The special tax counsel shall render an opinion to the Partnership to the effect that the election of NRGP and any of the actions taken by the Partnership's limited partners will not change the Partnership's tax status. If this opinion cannot be obtained, the provisions set forth in paragraph 21 of this Agreement shall apply.

         11. Indemnification of the Committee. The Partnership shall enter into separate, but identical, indemnification agreements with each member of the Committee ("Indemnification Agreements"). The Indemnification Agreements shall be drafted to be as favorable as possible to the members of the Committee and shall indemnify the members of the Committee, the Committee's agents and attorneys. The Indemnification Agreements shall contain terms similar, but not limited to those contained in Section 21 of the Partnership Agreement, including, but not limited to, the fullest indemnity possible and the advancement of expenses.

         12. Mutual Releases. Pursuant to separate but identical releases, Syntek, the ART Group, the Partnership, Gene Phillips and Bill Friedman shall release the members of the Committee from any claims known or unknown. The Committee shall release Syntek, any other defendants, who also release the Committee, and any persons constituting the ART Group, who also release the Committee, from any claims known or unknown that the Committee, in its capacity as a Committee, may have against such persons pursuant to the Committee's powers as set forth in the Settlement Agreement.

         13. Acceptance and Acknowledgment by NRGP. The Supervising Judge's order shall cover this paragraph 13 and NRGP shall, as a condition to becoming the successor general partner of the Partnership, execute a document acknowledging the Partnership entering into the Indemnification Agreements and the releases and shall agree not to challenge the validity of such agreements.

         14. Binding Agreement; Supervising Judge's Powers. The parties intend for this Agreement to be binding upon the parties upon the terms and conditions set forth herein. The parties hereby agree to be bound by the Supervising Judge's order with respect to any dispute that arises in the parties' interpretation of this Agreement. The parties agree that the Supervising Judge can compel performance with this Agreement and the agreements contemplated hereby, in the absence of any mutual agreement by the parties.

         15. Compounding of Interest. All references to interest payments in this Agreement, and the documents contemplated hereby, shall mean that such interest shall compound annually, unless a specific contrary provision has been set forth herein.

         16. Additional Agreements. The following documents (and all other necessary documents) shall be prepared:

                 A.       The Proxy Statement/Consent Solicitation;

                 B.       The Amended and Restated Partnership Agreement;

                 C.       The Option Agreement;

                 D.       The NRGP Note;

                 E.       The Committee Indemnification Agreements;

                 F.       The Mutual Releases;

                 G. NRGP acknowledgment document required by paragraph 13 herein;

                 H. An agreement between the Partnership, Syntek and the ART Group, pursuant to which Syntek and the ART Group shall covenant to cause any transferee, other than a transferee in a sale pursuant to Rule 144(e) of the Securities Act of 1933, as amended, to agree not to vote for Syntek, or Syntek's affiliates as the successor general partner to NRGP upon the removal of NRGP without cause within 36 months from taking office (the "Voting Restriction Agreement"). The Voting Restriction Agreement shall also cover the matters set forth in paragraph 6.D herein.

                 I.       Customary and usual legal opinions.

                 J. The necessary court papers and notices, including but not limited to the approvals contemplated by paragraph 2.

                 K. The Partnership's Note to Syntek and related documents to provide for Syntek's security interest in the Secured Properties.

         17. Representations and Warranties. Each party to this Agreement represents and warrants that:

                 A. The execution, delivery and performance of this Agreement have been duly executed and delivered by such party and constitute the legal and valid binding obligation of such party, legally enforceable against such party in accordance with the terms of this Agreement, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect affecting the enforcement of creditor's rights generally, and (b) the equitable powers of the court, which has jurisdiction over the underlying litigation. However, the Committee brings to the other parties' attention that the Committee's powers derive exclusively from the Settlement Agreement and the Committee's Bylaws;

                 B. No other proceedings on such party's part are necessary to authorize this Agreement and the documents and transactions contemplated hereby;

                 C. Each party has all requisite corporate or partnership power and authority to execute and deliver this Agreement and the documents contemplated herein and to carry out and perform its obligations under the terms of this Agreement and the agreements contemplated hereby. However, the Committee brings to the other parties' attention that the Committee's powers derive exclusively from the Settlement Agreement and its Bylaws.

         18. Definitions. All terms not defined herein shall have the meaning set forth in the Partnership Agreement, except that the ART Group shall mean (i) Syntek, (ii) Syntek Asset Management, Inc., a Texas corporation, (iii) American Realty Trust, Inc., a Georgia corporation, (iv) Messrs. Phillips and Friedman, and (v) any other person or persons listed on the Schedule 13D filings made by American Realty Trust, Inc., related to ownership in the Partnership. The term "removal for cause" shall be reasonably defined by the parties.

         19. Press Release. Within 2 business days from the execution of this Agreement, the Partnership shall issue a press release in the form attached hereto as Exhibit C.

         20. Authorization. The signatories of this Agreement represent and warrant that their respective execution, delivery and performance of this Agreement has been duly authorized.

         21. "All-or-None" Deal. The agreements made by any party to this Agreement shall only be binding upon such party if NRGP is elected as successor general partner. If NRGP is not elected as successor general partner, the Settlement Agreement, prior to the execution of this Agreement, shall be in full force and effect and the Committee and the Supervising Judge shall be entitled to exercise any powers the Committee or the Supervising Judge has under such Settlement Agreement. By way of illustration, the following would occur if NRGP is not elected as successor general partner:

                 A.       This Agreement would terminate;

                 B. Syntek's status as general partner shall be restored to Syntek's status immediately prior to signing this Agreement;

                 C. Syntek's and the Committee's resolution of the Net Exit Fee owed to Syntek and the Two Disputes referred to in paragraph 4 (and the financing terms related thereto in paragraph 5) would be voided;

                 D.       The Partnership Agreement would not be amended; and

                 E. The parties could assert any rights they have under the Settlement Agreement.

         22.     Miscellaneous.

                 A. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California, without regard to principles of conflict of laws, provided, however, the internal governance of the Amended and Restated Partnership Agreement and other Partnership documents shall be governed by the laws of Delaware.

                 B. Successors and Assigns. Except as expressly set forth herein, no part of this Agreement or any rights, duties or obligations described herein shall be assigned or delegated without the express written consent of the parties hereto. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

                 C. Entire Agreement; No Oral Agreements. This Agreement, including the documents referred to herein, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior agreements and understandings, both written and oral. Each party expressly acknowledges that there are no agreements, oral or written, between the parties other than in this Agreement. EACH PARTY EXPRESSLY WAIVES THE RIGHT TO ASSERT THE EXISTENCE OF ANY ORAL AGREEMENTS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN.

                 D. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail or commercial overnight courier (e.g., Federal Express, etc.), return receipt or confirmation of delivery requested, or by facsimile transmission with voice confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            i.      Syntek:

                    c/o Syntek Asset Management, Inc.
                    10670 North Central Expressway, Suite 600
                    Dallas, TX  75231
                    Attn:  Chief Executive Officer
                    Facsimile:  (214) 373-0740

                    with a copy to:

                    Basic Capital Management, Inc.
                    10670 North Central Expressway, Suite 600
                    Dallas, TX  75231
                    Attn: Robert A. Waldman, Senior Vice President and General Counsel
                    Facsimile:  (214) 373-0740

            ii.     Partnership:

                    c/o Syntek (listed above)

            iii.    Committee:

                    Kenneth R. Kelly, Chair
                    2533 Allen Drive
                    Auburn, CA  95602
                    Facsimile:  (916) 878-9339

                    with a copy to:

                    McDonough, Holland & Allen
                    A Professional Corporation
                    555 Capitol Mall, 9th Floor
                    Sacramento, CA   95814
                    Attn:  Julie Green
                    Facsimile:  (916) 444-8334

            iv.     Mr. Elliott, or NRGP:
                    William H. Elliott
                    WHE Associates, Inc.
                    P.O. Box 15530
                    Beverly Hills, CA  90209-2530
                    [for Federal Express:  425 No. Maple Dr., Unit 602
                                           Beverly Hills, CA  90210]
                    Facsimile:  (310) 276-973
                    with a copy to:

                    Resch, Polster, Alpert & Berger
                    10390 Santa Monica Blvd., 4th Floor
                    Los Angeles, CA  90025-5058
                    Attn:  Lee M. Polster
                    Facsimile:  (310) 552-3209

                 E. Automatic Termination. Except as set forth in the next sentence, this Agreement shall automatically terminate upon the occurrence of all of the following events: (i) admission of NRGP as successor general partner, (ii) Syntek's withdrawal as general partner and (iii) the execution and delivery of all of the documents and agreements required by this Agreement. However, paragraphs 4.D and 6.D (except for the second subparagraph of paragraph 6.D.i) of this Agreement shall survive indefinitely.

                 F. Cooperation. All parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to expeditiously consummate or implement the transactions contemplated by this Agreement.

                 G. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 H. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative (except as expressly set forth).

                 I. Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

                 J. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 K. Ambiguities. The provisions of this Agreement shall be interpreted without regard to the drafting source and as if all parties drafted this Agreement in a reasonable manner to effect the purposes of the parties.

         Syntek, the Partnership, the Committee and Mr. Elliott, on behalf of himself and NRGP, indicate their agreement to be bound by the terms of this Agreement by the signatures of their authorized representatives below.




NATIONAL REALTY, L.P., a Delaware            THE NATIONAL REALTY, L.P.
limited partnership                          OVERSIGHT COMMITTEE

By  Syntek Asset Management, L.P., a
    Delaware limited partnership, as         By   /S/ KENNETH R. KELLY
    general partner                              -------------------------------
                                                 Kenneth R. Kelly,
                                                 Committee Member
    By  Syntek Asset Management, Inc., a
        Texas corporation, as managing
        general partner                      By   /S/ JOSEPH S. RADOVSKY
                                                 -------------------------------
                                                 Joseph S. Radovsky,
        By    /S/ RANDALL M. PAULSON             Committee Member
            ----------------------------
                Randall M. Paulson,
                     President
                                                  /S/ WILLIAM H. ELLIOTT
                                             -----------------------------------
SYNTEK ASSET MANAGEMENT, L.P.,               WILLIAM H. ELLIOTT, on behalf of
a Delaware limited partnership               himself

By  Syntek Asset Management, Inc., a         NRGP, INC., a California
    Texas corporation, as managing           corporation
    general partner
                                             By   /S/ WILLIAM H. ELLIOTT
                                                --------------------------------
                                                      William H. Elliott

    By    /S/ RANDALL M. PAULSON             Its    President
        -----------------------------             ------------------------------
               Randall M. Paulson,
                   President

                                   EXHIBIT A

                         Schedule of Secured Properties


              Property                              Location
              --------                              --------
              Covered Bridge Apartments             Gainesville, Florida


              Four Seasons Apartments               Denver, Colorado

              Harbor Plaza                          Aurora, Colorado


              Mallard Lake Apartments               Greensboro, North Carolina

                                   EXHIBIT B

                          Example of Paragraph 6.C.iii


Assume the following:

1.       NRGP Purchase Price was $1,218,000 (calculated below); and

                         Assume:  Market Capitalization
                      $60,000,000 (6,000,000 Units @ $10)
                           then, NRGP Purchase Price

                        $60,000,000 X 2.03% = $1,218,000
                                              ==========

2.       a.      The New Market Capitalization is $200,000,000.

         b.      The New Market Capitalization is $60,000,000.

         Then,

         A.      For $200,000,000 New Market Capitalization:

                 New Market Capitalization X 2.03% =           $4,060,000

                 NRGP Purchase Price =                         $1,218,000
                   Redemption Price =                          $4,060,000 unless
                   $4,060,000 is greater than ($1,218,000 X 2)

                 Since $4,060,000 is greater than $2,436,000, do the following:

                 1.  Multiply NRGP Purchase Price ($1,218,000)
                     by 1.33 =                                 $1,619,940

                 2.  Multiply the New Market Capitalization
                     by 0.67% ($200,000,000 X 0.67%) =         $1,340,000
                                                               ----------
                 3.  Total                                     $2,959,940
                                                               ==========

         B.      For $60,000,000 New Market Capitalization:

                 New Market Capitalization X 2.03% =           $1,218,000

                 NRGP Purchase Price =                         $1,218,000

                  Redemption Price =                           $1,218,000 unless
                  $1,218,000 is greater than ($1,218,000 X 2)

                     Therefore, Purchase Price =               $1,218,000
                                                               ==========

                                   EXHIBIT C

                             Form of Press Release

                                                           FOR IMMEDIATE RELEASE


                        NATIONAL REALTY, L.P. ANNOUNCES
                     RESOLUTION OF CERTAIN MATTERS RELATED
                      TO THE MOORMAN SETTLEMENT AGREEMENT


DALLAS, February 22, 1996 -- National Realty, L.P. (ASE: NLP) ("National Realty") today announced that the agreement which provides for the nomination of a successor general partner of National Realty has been amended in certain respects to resolve certain disputed matters. The amended agreement is subject to approval of the Supervising Judge who was appointed in connection with the previously-reported 1990 settlement of a class action entitled Joseph B. Moorman, et al. v. Southmark Corporation, et al. (the "Moorman Settlement"). The Moorman Settlement had established a five-year plan which, among other things, required the appointment and operation of an Oversight Committee and, under certain circumstances, would require the replacement of Syntek Asset Management, L.P. ("SAMLP") as the general partner of National Realty.

On January 27, 1995, National Realty, SAMLP, the Oversight Committee and William H. Elliott executed an Implementation Agreement which provided for the nomination of an entity controlled by Mr. Elliott to be the successor general partner and for the resolution of all related matters under the Moorman Settlement. On February 20, 1996, the parties to the Implementation Agreement executed an Amended and Restated Implementation Agreement.

Provided that the successor general partner is elected pursuant to the terms of the Amended and Restated Implementation Agreement, SAMLP shall receive $12,471,500 from the Partnership. This amount represents a compromise settlement of the net amounts owed by National Realty to SAMLP upon SAMLP's withdrawal as general partner and any amounts which SAMLP and its affiliates may owe to National Realty. This amount shall be paid to SAMLP pursuant to National Realty's promissory note with the terms set forth in paragraph 5 of the Amended and Restated Implementation Agreement.

The Amended and Restated Implementation Agreement shall be submitted to the Supervising Judge for tentative approval and approval of the notice to be sent to the original class members. Upon final approval by the Supervising Judge, the proposal to elect the successor general partner will be submitted to the unitholders of National Realty for a vote. In addition, the unitholders will vote upon amendments to the National Realty partnership agreement which relate to the proposed compensation of the successor general partner and other related matters.

Upon approval by the unitholders, SAMLP shall withdraw as general partner and the successor general partner shall take office. If the required approvals are obtained, National Realty anticipates that the successor general partner will be elected and take office no later than July 31, 1996.

The Amended and Restated Implementation Agreement provides that SAMLP, and its affiliates owning units in National Realty, shall not vote to remove the successor general partner, except for removal with cause, for a period of 36 months from the date the successor general partner takes office.

Upon the election and taking office of the successor general partner, the Moorman Settlement plan and the Oversight Committee shall be terminated. If the successor general partner is not elected, the existing Moorman Settlement shall remain in full force and effect and all of the provisions of the Amended and Restated Implementation Agreement shall be voided, including the compromise settlement referred to above of amounts owed by SAMLP and the Partnership to each other.

National Realty is a national real estate investment partnership engaged in the acquisition, financing, operation and sale of real estate and related assets.

[Quotes from SAMLP or chair of Committee, in either case, subject to the reasonable approval of the other party.]


                                     # # #


For more information, please contact:
Investor Relations (214) 692-4800





                                      -2-